Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION

305(b)(2) [    ]

WACHOVIA BANK, NATIONAL ASSOCIATION

(Exact Name of Trustee as Specified in its Charter)

22-1147033

(I.R.S. Employer Identification No.)

301 S. COLLEGE STREET, CHARLOTTE, NORTH CAROLINA

(Address of Principal Executive Offices)

28288-0630

(Zip Code)

WACHOVIA BANK, NATIONAL ASSOCIATION

ONE PENN PLAZA, SUITE 1414

NEW YORK, NY 10119

(212) 273-7013

(Name, address and telephone number of Agent for Service)

INNOPHOS INVESTMENTS HOLDINGS, INC

(Exact Name of Obligor as Specified in its Charter)

DELAWARE

(State or other jurisdiction of Incorporation or Organization)

20-2263414

(I.R.S. Employer Identification No.)

259 PROSPECT PLAINS ROAD

CRANBURY, NEW JERSEY

(Address of Principal Executive Offices)

08512

(Zip Code)

FLOATING RATE SENIOR NOTES DUE 2015

(Title of Indenture Securities)

1. General information.

Furnish the following information as to the trustee:

a)	Name and address of each examining or supervisory authority to which it is subject:

Comptroller of the Currency

United States Department of the Treasury

Washington, D.C. 20219

Federal Reserve Bank

Richmond, Virginia 23219

Federal Deposit Insurance Corporation

Washington, D.C. 20429

b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3. Voting securities of the trustee.

Furnish the following information as to each class of voting securities of the trustee:

Not applicable — see answer to Item 13.

4. Trusteeships under other indentures.

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

a)	Title of the securities outstanding under each such other indenture

Not applicable — see answer to Item 13.

b)        A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as the result of the trusteeship under any other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not applicable — see answer to Item 13.

5. Interlocking directorates and similar relationships with the obligor or underwriters.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

Not applicable — see answer to Item 13.

6. Voting securities of the trustee owned by the obligor or its officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

Not applicable — see answer to Item 13.

7. Voting securities of the trustee owned by underwriters or their officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

Not applicable — see answer to Item 13.

8. Securities of the obligor owned or held by the trustee.

Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

Not applicable — see answer to Item 13.

9. Securities of underwriters owned or held by the trustee.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

Not applicable — see answer to Item 13.

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

Not applicable — see answer to Item 13.

11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

Not applicable — see answer to Item 13.

12. Indebtedness of the obligor to the trustee.

Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

Not applicable — see answer to Item 13.

13. Defaults by the obligor.

a)        State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

None.

b)        If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

None

14. Affiliations with the underwriters.

If any underwriter is an affiliate of the trustee, describe each such affiliation.

Not applicable — see answer to Item 13.

15. Foreign trustee.

Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

Not applicable — trustee is a national banking association organized under the laws of the United States.

16. List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

*	1. Copy of Articles of Association of the trustee as now in effect.

*	2. Copy of the Certificate of the Comptroller of the Currency dated March 27, 2002, evidencing the authority of the trustee to transact business.

*	3. Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller of the Currency dated March 27, 2002.

**	4. Copy of existing by-laws of the trustee.

5. Copy of each indenture referred to in Item 4, if the obligor is in default.

    -Not Applicable.

X	6. Consent of the trustee required by Section 321(b) of the Act.

X	7. Copy of report of condition of the trustee at the close of business on June 30, 2005, published pursuant to the requirements of its supervising authority.

8. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

    -Not Applicable

9. Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act.

    -Not Applicable

  * Previously filed with the Securities and Exchange Commission on April 11, 2002 as an Exhibit to Form T-1 in connection with Registration Statement File No. 333-86036 and is incorporated by reference herein.

** Previously filed with the Securities and Exchange Commission on May 13, 2003 as an Exhibit to Form T-1 in connection with Registration Statement File No. 333-105207 and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and the State of New York, on the 21st day of November, 2005.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ David Massa
David Massa Vice President

EXHIBIT T-6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Innophos Investments Holdings, Inc. Floating Rate Senior Notes due 2015, Wachovia Bank, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ David Massa
David Massa Vice President

New York, New York

November 21, 2005

REPORT OF CONDITION	EXHIBIT T-7

Wachovia Bank, National Association

Statement of Financial Condition

As of 6/30/05

Consolidating domestic and foreign subsidiaries of Wachovia Bank, N.A., at the close of business on June 30, 2005, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 1 Comptroller of the Currency.

Statement of Resources and Liabilities

ASSETS

Thousand of Dollars

Cash and balances due from depository institutions (from Schedule RC-A):
Noninterest-bearing balances and currency and coin	13,340,000
Interest-bearing balances	702,000
Securities:
Held-to-maturity securities (from Schedule RC-B, column A)	0
Available-for-sale securities (from Schedule RC-B, column D)	114,033,000
Federal funds sold and securities purchased under agreements to resell Federal funds sold in domestic offices	145,000
Securities purchased under agreements to resell	4,343,000
Loans and lease financing receivables (from Schedule RC-C):
Loan and leases held for sale	14,492,000
Loan and leases, net of unearned income	227,612,000
LESS: Allowance for loan and lease losses	2,645,000
Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	224,967,000
Trading assets (from Schedule RC-D)	32,025,000
Premises and fixed assets (including capitalized leases)	4,321,000
Other real estate owned (from Schedule RC-M)	136,000
Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	1,131,000
Customers’ liability to this bank on acceptances outstanding	826,000
Intangible assets:
Goodwill	19,699,000
Other intangible assets (from Schedule RC-M)	1,996,000
Other assets (from Schedule RC-F)	27,373,000
Total assets	459,529,000

LIABILITIES
Deposits:
In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	284,231,000
Noninterest-bearing	64,586,000
Interest-bearing	219,645,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	25,202,000
Noninterest-bearing	65,000
Interest-bearing	25,137,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	3,546,000
Securities sold under agreements to repurchase	28,940,000
Trading liabilities (from Schedule RC-D)	12,730,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	28,775,000
Bank’s liability on acceptances executed and outstanding	859,000
Subordinated notes and debentures.	13,323,000
Other liabilities (from Schedule RC-G)	12,305,000
Total liabilities (sum of items 13 through 20)	409,911,000
Minority interest in consolidated subsidiaries	1,732,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	455,000
Surplus (exclude all surplus related to preferred stock)	35,351,000
Retained earnings	11,494,000
Accumulated other comprehensive income	586,000
Other equity capital components	0
Total equity capital (sum of item 23 through 27)	47,886,000
Total liabilities, minority interest and equity capital (sum of items 21,22, and 28)	459,529,000